UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (727) 577-9749
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 20, 2011, the Board of Directors of Jabil Circuit, Inc. (the “Company”) approved The Jabil Circuit, Inc. Executive Deferred Compensation Plan (the “Plan”). The Plan is effective as of January 1, 2011.
     Under the Plan, certain highly compensated employees of the Company and certain of its subsidiaries may defer a portion of their base salary and bonus or incentive compensation. Amounts deferred by a participant under the Plan will be credited by book entry to the participant’s deferral contribution account. The Plan permits the Company to make discretionary contributions and matching contributions to an account maintained for each Plan participant. The value of a participant’s account will be based on the performance of available benchmark investment funds selected by the participant under the Plan for purposes of accounting (as if the deferred compensation had been so invested) and not for actual investment.
     The obligations of the Company under the Plan (the “Obligations”) are unsecured general obligations to pay in the future the value of the vested deferred compensation accounts adjusted to reflect the performance of the selected measurement investment funds in accordance with the terms of the Plan. The Obligations will rank without preference with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding and are, therefore, subject to the risks of the Company’s insolvency or bankruptcy. The Company is not required to fund or otherwise segregate assets to be used for the payment of the Obligations.
     Obligations are generally payable under the Plan upon (i) termination of employment, (ii) death, (iii) disability, (iv) a determination by the Company that a participant has suffered a financial hardship, and (v) at the prior election of the participant, during April of any year designated by the participant beginning with the fourth calendar year after a participant’s initial deferral election with respect to a particular Plan account (provided that if the deferral relates to the participant’s fiscal year 2011 bonus compensation, the participant may select the third calendar year following the initial deferral election with respect to that particular Plan account).
     The Compensation Committee may amend the Plan from time to time, except that no such amendment may reduce the vested amount credited to a participant’s account, as of the date the amendment is adopted, as such account may be subsequently adjusted for earnings and losses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
January 27, 2011	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer